                                                                     EXHIBIT 4-1


                            STOCK PURCHASE AGREEMENT


         STOCK PURCHASE AGREEMENT, dated as of January 24, 2005 (this "Agreement"), by and among The Banc Corporation, a Delaware corporation (the "Company"), and the purchasers named on the signature pages hereto (individually, an "Investor", and collectively, the "Investors");

         WHEREAS, each of the Investors wishes to purchase, and the Company wishes to issue and sell to each of the Investors, the number of shares of common stock, par value $0.001 per share (the "Common Shares"), set forth below such Investor's name on the signature pages of this Agreement; and

         WHEREAS, concurrently with the execution of this Agreement, each of the Investors shall enter into a Registration Rights Agreement (the "Registration Rights Agreement") with the Company, and certain of the Investors shall enter into employment agreements with the Company and shall be appointed to the Company's Board of Directors.

         In consideration of the premises and mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:


                                   ARTICLE I

                    AUTHORIZATION; PURCHASE OF COMMON SHARES


         Section 1.1 The Common Shares. The Company has authorized the issuance and sale pursuant to this Agreement of the Common Shares, each having such rights, restrictions, and privileges as are contained in or accorded by (A) the Restated Certificate of Incorporation (the "Certificate of Incorporation") of the Company, (B) the Bylaws of the Company, and (C) the Registration Rights Agreement. Subject to the terms and conditions hereof, the Common Shares will be delivered to the Investors on the Closing Date (as defined in Section 2.1).

         Section 1.2 The Purchase of Common Shares. Subject to the terms and conditions of this Agreement, each Investor hereby irrevocably agrees to purchase the number of Common Shares set forth below the Investor's name on the signature page hereto for the purchase price specified in Section 2.1 hereof. An Investor shall not be obligated to purchase any Common Shares unless the conditions set forth in Article V hereof shall have been satisfied or waived. The Company shall not be obligated to sell any Common Shares unless the conditions set forth in Article VI hereof shall have been satisfied or waived.

                                   ARTICLE II

                                     CLOSING


         Section 2.1 Sale and Purchase of the Common Shares.

                  (a) Subject to the terms and conditions of this Agreement, the closing of the purchase and sale of the Common Shares provided for in this Agreement (the "Closing") shall occur on January 24, 2005, or on such later date as may be agreed upon in writing by the Company and the Investors (the "Closing Date"). At the Closing, the Company shall sell to each of the Investors, and each of the Investors shall purchase from the Company, the number of Common Shares set forth below the Investor's name on the signature page hereto at a purchase price per Common Share equal to the publicly reported per share closing price of the Company's common stock on the last trading day immediately preceding the Closing Date (the "Per Share Purchase Price"). On the Closing Date, each Investor shall deliver the Aggregate Purchase Price (as defined below) by wire transfer of immediately available U.S. funds to an account to be designated by the Company; provided, however, that if so directed by the Company, each Investor shall, prior to the Closing Date, deliver the Aggregate Purchase Price, in immediately available U.S. funds, into an escrow account pursuant to an escrow agreement (the "Escrow Agreement"), the form and substance of which shall be agreed upon by the parties hereto. The aggregate purchase price for the number of Common Shares to be purchased by each Investor shall be the number of Common Shares purchased by each Investor multiplied by the Per Share Purchase Price (the "Aggregate Purchase Price").

                  (b) As soon as practicable after the Closing, the Company shall deliver, or cause to be delivered, to each of the Investors one or more certificates registered in the name of each such Investor representing the aggregate number of Common Shares purchased by such Investor against payment of such Investor's Aggregate Purchase Price in accordance with the provisions of
Section 2.1(a) hereof.

         Section 2.2 Place of Closing. The Closing will take place at the offices of Bradley Arant Rose & White LLP, One Federal Place, 1819 Fifth Avenue North, Birmingham, Alabama 35203.


                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY


         The Company represents and warrants to each of the Investors as follows:

         Section 3.1 Due Organization, Valid Existence and Authority of the Company. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware. The Company has the corporate power and authority to carry on its business as presently proposed to be conducted and is duly licensed or qualified to do business and in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the financial condition, business or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"). The Company has full right, power and authority to enter into this Agreement, the Registration Rights Agreement and the Escrow Agreement and to perform its obligations hereunder and thereunder.

         Section 3.2 Authorization and Validity of Agreements. This Agreement, the Registration Rights Agreement and the Escrow Agreement have been duly authorized, executed and delivered by the Company and constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by (i) applicable bankruptcy, reorganization, insolvency, moratorium and/or similar laws relating to or affecting the rights of creditors generally, including without limitation fraudulent conveyance provisions under applicable laws; (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law); and (iii) applicable laws relating to or affecting rights to indemnity and contribution.

         Section 3.3 Capitalization.

                  (a) The authorized capital stock of the Company consists of
(i) 25,000,000 shares of common stock, par value $0.001 per share, of which, as of December 31, 2004, 17,749,846 shares are issued and outstanding, and (ii) 5,000,000 shares of Series A Convertible Preferred Stock, par value $0.001 per share (the "Preferred Stock"), of which 62,000 shares are issued and outstanding, in each case having the rights, preferences and privileges specified in the Certificate of Incorporation and the Bylaws of the Company.

                  (b) Except (i) as set forth above, (ii) as provided for in connection with the transactions contemplated hereby, and (iii) as disclosed in the Company's publicly available filings with the Securities and Exchange Commission (the "SEC"), including exhibits thereto, there are no (A) outstanding securities of the Company evidencing the right to purchase or subscribe for any shares of capital stock of the Company, (B) outstanding or authorized options, warrants, calls, subscriptions, rights, commitments or any other agreements of any character obligating the Company to issue any shares of its capital stock or any securities convertible into or evidencing the right to purchase or subscribe for any shares of such stock, or (C) agreements or understandings with respect to the voting, sale or transfer of any shares of capital stock of the Company.

                  (c) All the Common Shares issuable by the Company pursuant to this Agreement will be, when issued and paid for and delivered in accordance with the terms of this Agreement, duly authorized, validly issued, fully paid and nonassessable.

         Section 3.4 Approvals Required.

                  (a) Neither the execution and delivery of this Agreement or the Registration Rights Agreement, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by the Company with any of the provisions hereof or thereof will (i) conflict with or result in a breach of any provision of the Certificate of Incorporation or Bylaws of the Company, (ii) constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of the Company pursuant to, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Company is a party, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, except (in the case of clauses (ii) and (iii) above) for such violations, rights, conflicts, breaches, creations or defaults which, either individually or in the aggregate, will not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole or adversely affect the Company's right or ability to perform this Agreement or the Registration Rights Agreement.

                  (b) No consent, approval or authorization (which has not been obtained) of, or declaration, notice, filing or registration with, any governmental or regulatory authority, or any other person, is required to be made or obtained by the Company in connection with the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, except (i) any notice filings required by Rule 503 promulgated by the SEC and applicable state securities laws, (ii) any Forms 3 required to be filed with the SEC, and (iii) the Form 8-K to be filed with the SEC following the Closing Date, disclosing certain terms of the transactions contemplated by this Agreement.

         Section 3.5 Private Offering of the Common Shares.

                  (a) The offer, issuance, sale and delivery of the Common Shares pursuant to this Agreement is intended to be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). Neither the Company nor anyone acting on its behalf has taken or will take any action with respect to the Common Shares, or any securities similar to the Common Shares, or otherwise, that would bring the issuance and sale of the Common Shares within the registration requirements of the Securities Act or comparable provisions of any applicable state securities laws.

                  (b) In the case of each offer or sale of the Common Shares, no form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) was used in connection with the offering of Common Shares by the Company or, to the best knowledge of the Company, any person authorized to act on behalf of the Company, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                                  THE INVESTORS

         Each of the Investors hereby represents and warrants to the Company as follows:

         Section 4.1 Authority of the Investor. If an Investor is a natural person, such Investor represents and warrants that (i) he is over 21 years of age, (ii) the address set forth under his name on the signature page hereof is his true and correct address and residence, and (iii) he has no current intention of becoming a resident of any other state or jurisdiction in the foreseeable future, unless such change in residence shall occur following the Closing in connection with an Investor's employment with the Company or any of its subsidiaries. If an Investor is not a natural person, (v) such Investor has the full legal right, power, authority and approval required to (A) execute and deliver, or authorize the execution and delivery of, this Agreement, the Registration Rights and the Escrow Agreement and all other instruments executed and delivered by or on behalf of such Investor in connection with the purchase of Common Shares, and (B) purchase and hold such Common Shares, (w) the signature of the party signing on behalf of such Investor is binding upon such Investor, (x) the address set forth under such Investor's name on the signature page hereof is its true and correct address, (y) such Investor has no current intention of changing its address to any other state or jurisdiction in the foreseeable future, and (z) such Investor has not been formed for the specific purpose of acquiring such Common Shares, unless each beneficial owner of equity securities or equity interests in such Investor qualifies as an "accredited investor" within the meaning of Rule 501(a) under the Securities Act.

         Section 4.2 Authorization and Validity of Agreements. This Agreement, the Registration Rights Agreement and the Escrow Agreement have been duly authorized, executed and delivered by such Investor and constitute the valid and binding obligations of such Investor, enforceable against such Investor in accordance with their respective terms, except as may be limited by (i) applicable bankruptcy, reorganization, insolvency, moratorium and/or similar laws relating to or affecting the rights of creditors generally, including without limitation fraudulent conveyance provisions under applicable laws; (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law); and (iii) applicable laws relating to or affecting rights to indemnity and contribution.

         Section 4.3 Investment Intent. (a) Each Investor, severally and not jointly, represents and warrants to, and covenants and agrees with, the Company that the Common Shares to be acquired by such Investor hereunder are being acquired for such Investor's own account.

                  (a) Each Investor, severally and not jointly, represents and warrants to, and covenants and agrees with, the Company that the Common Shares being acquired by such Investor hereunder are being acquired for investment and with no intention of distributing or reselling such Common Shares or any part thereof or interest therein in any transaction which would be in violation of the securities laws of the United States or any state, without prejudice, however, to an Investor's right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Common

Shares under an effective registration statement under the Securities Act and other applicable state securities laws or under an exemption from such registration requirements, and subject, nevertheless, to the disposition of an Investor's property being at all times within such Investor's control. Each Investor, severally and not jointly, further represents and warrants to the Company that such Investor has no present agreement, understanding, plan or intent to transfer the Common Shares to be purchased by such Investor, or any part thereof or interest therein, to any transferee.

         Section 4.4 Transfer Restrictions. If an Investor should decide to dispose of any of the Common Shares, such Investor understands and agrees that such Investor may do so only pursuant to an effective registration statement under the Securities Act or as set forth below: (i) to the Company, (ii) to any person reasonably believed by such Investor to be a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in compliance with Rule 144A under the Securities Act, (iii) pursuant to an exemption from registration set forth in Rule 144 under the Securities Act, (iv) to any person who is reasonably believed by such Investor to be an "accredited investor" (as defined in Rule 501(a) under the Securities Act) and who, prior to such transfer, furnishes to the Investor and the Company a signed letter confirming such Investor's status as an accredited investor and agreeing to the restrictions on transfer of the Common Shares set forth in this Agreement or (v) to any Affiliate (as such term is defined in Rule 144 under the Securities Act) of such Investor pursuant to an applicable exemption under the Securities Act. In connection with any transfer of any Common Shares other than (i) any transfer pursuant to an effective registration statement or (ii) any transfer to a qualified institutional buyer, the Company may require that the transferor of any such Common Shares provide to the Company an opinion of counsel selected by the transferor, which counsel shall be and the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such Common Shares under the Securities Act or any state securities laws. In connection with any transfer pursuant to clause (ii) above, the Company may request reasonable certification as to the status of the transferor's transferee as a qualified institutional buyer.

         Section 4.5 No Conflict with Other Instruments; No Approvals Required Except as Have Been Obtained.

                  (a) Neither the execution and delivery of this Agreement or the Registration Rights Agreement, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by the Investor with any of the provisions hereof or thereof shall (i) constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of such Investor pursuant to, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Investor, except for such violations, rights, conflicts, breaches, creations or defaults which, either individually or in the aggregate, will not have a Material Adverse Effect on such Investor or adversely affect such Investor's right or ability to perform this Agreement or the Registration Rights Agreement.

                  (b) No consent, approval or authorization of, or declaration, notice (except as previously disclosed in writing to the Company prior to the date hereof), filing or registration with, any governmental or regulatory authority, or any other person, is required to be made or obtained by the Investor in connection with the execution and delivery of this Agreement by the Investor or the consummation by the Investor of the transactions contemplated hereby.

         Section 4.6 Investor Awareness. Each Investor acknowledges, agrees and is aware that:

                  (i) an investment in the Common Shares involves a high degree of risk, and such Investor may lose the entire amount of such Investor's investment;

                  (ii) the Common Shares have not been registered under the Securities Act or under the securities laws of any other jurisdiction, and, except as provided in the Registration Rights Agreement, the Company is under no obligation to, and currently does not intend to, register or qualify the Common Shares for resale by such Investor or assist such Investor in complying with any exemption under the Securities Act or the securities laws of any other jurisdiction; an offer or sale of Common Shares by such Investor in the absence of registration under the Securities Act will require the availability of an exemption thereunder; a restrictive legend in substantially the form set forth in Section 7.1 hereof shall be placed on the certificates representing the Common Shares; and a notation shall be made in the appropriate records of the Company and its transfer agent indicating that the Common Shares are subject to restrictions on transfer;

                  (iii) such Investor shall hold the Common Shares subject to, and shall have voting rights with respect to the Common Shares as specified in, the Certificate of Incorporation and Bylaws of the Company, as the same may be amended from time to time; and

                  (iv) the Common Shares have not been approved or disapproved by the SEC, any state securities commission or other regulatory authority, nor have any of the foregoing authorities passed upon or endorsed the merits of the Company's offer to sell the Common Shares or the accuracy or adequacy of the Company's disclosures contained in this Agreement or in the Other Documents (as such term is defined in Section
         4.8 hereof).

         Section 4.7 Accredited Investor. Each Investor qualifies as an "accredited investor" within the meaning of Rule 501 under the Securities Act, being:

                  (i) a bank as defined in Section 3(a)(2) of the Securities Act or a savings and loan association or other institution as defined in Section (3)(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a Small Business Investment Company licensed by the U. S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or an agency or instrumentality of such state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of U.S. $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of U.S. $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

                  (ii)   a private business development company as defined in
         Section 202(a)(22) of the Investment Advisers Act of 1940;

                  (iii) an organization described in Section 501(c)(3) of the Internal Revenue Code, or a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring any Common Shares, with total assets in excess of U.S. $5,000,000;

                  (iv)   a director or executive officer of the Company;

                  (v) a natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds U.S. $1,000,000;

                  (vi) a natural person who had an individual income in excess of U.S. $200,000 in each of the two most recent years or joint income with that person's spouse in excess of U.S. $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

                  (vii) a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring any Common Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act; or

                  (viii) an entity in which all of the equity owners are accredited investors pursuant to any of the foregoing subsections
         (i)-(vii).

         Section 4.8 Receipt of Information, Access to Information. Each
Investor:

                  (i) has had the opportunity to review each and every document filed by the Company with the SEC which such Investor deems relevant to such Investor's purchase of Common Shares, and has been furnished with the Registration Rights Agreement, the Escrow Agreement and any other documents that the Investor may have from time to time requested of the Company (collectively, the "Other Documents"), and such Investor has carefully read such Other Documents and understands and has evaluated the risks of a purchase of the Common Shares;

                  (ii) has been given the opportunity to ask questions of, and receive answers from, the Company concerning any and all matters pertaining to the purchase of Common Shares, has been given the opportunity to obtain such additional information necessary to evaluate the merits and risks of a purchase of the Common Shares to the extent the Company possesses such information or can acquire such information without unreasonable effort or expense, and has received all documents and information that such Investor has requested relating to an investment in the Company;

                  (iii) has not relied upon any representations or other information (whether oral or written) from the Company, or its directors, officers, employees or affiliates, or from any other persons, other than the representations contained in this Agreement and the information contained in the Other Documents;

                  (iv) has carefully considered and has, to the extent such Investor believes such discussion necessary, discussed with such Investor's professional legal, financial and tax adviser(s), the suitability of an investment in the Company for such Investor's particular financial and tax situation and has determined that the Common Shares are a suitable investment for such Investor; and

                  (v) acknowledges and agrees that such Investor (A) has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of an investment in Common Shares, (B) is aware of the matters described in Section 4.6,
         (C) has received and evaluated the information described in this
         Section 4.8, and (D) is making an independent decision to invest in the Common Shares.

         Section 4.9 Cash Funds. Such Investor is not insolvent and has sufficient cash funds on hand to purchase the Common Shares on terms and conditions contained in this Agreement and will have such funds available to effect the purchase of such Common Shares on the Closing Date.

                                   ARTICLE V

                   CONDITIONS TO OBLIGATIONS OF THE INVESTORS


         The obligation of each Investor to purchase Common Shares under this Agreement is subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:

         Section 5.1 Accuracy of Representations and Warranties. All representations and warranties of the Company contained herein shall be true in all material respects on and as of the Closing Date as if made on and as of the Closing Date.

         Section 5.2 Company's Performance. Each of the covenants and obligations that the Company is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with in all material respects.

         Section 5.3 Opinion of Company's Counsel. The Investors shall have received from Haskell Slaughter Young & Rediker, LLC, counsel to the Company, an opinion addressed to the Investors, dated as of the Closing Date, the form and substance of which shall be acceptable to the Investors.

         Section 5.4 Employment Agreements. Simultaneously with the Closing, C. Stanley Bailey ("Bailey"), C. Marvin Scott ("Scott") and Rick D. Gardner ("Gardner") shall be duly elected as Chief Executive Officer, President and Chief Operating Officer, respectively, of the Company and its subsidiary, The Bank, and shall enter into employment agreements with the Company in connection therewith.

         Section 5.5 Appointment of Director. Simultaneously with the Closing, Bailey shall be duly appointed to the Company's Board of Directors.

         Section 5.6 Secretary's Certificate. The Investors shall have received a duly executed certificate of the Company's Secretary, dated as of the Closing Date, (i) certifying, as complete and accurate as of the Closing Date, attached copies of Company's Certificate of Incorporation and Bylaws, and (ii) certifying and attaching all requisite resolutions of the Company's Board of Directors, and committees thereof, approving the execution and delivery of this Agreement and the consummation of the transactions contemplated in this Agreement.

         Section 5.7 Qualifications. All authorizations, approvals or permits of any governmental authority or regulatory body of the United States or of any state that are required in connection with the consummation of any of the transactions contemplated by this Agreement, if any, shall have been duly obtained and shall be effective on and as of the Closing Date.

         Section 5.8 Orders, Decrees or Injunctions. Neither the Company nor any of its subsidiaries, nor any of the Investors, shall be subject to any order, decree or injunction by a court of competent jurisdiction which prevents the consummation of any of the transactions contemplated by this Agreement.

         Section 5.9 Statutes, Rules or Regulations. No statute, rule or regulation shall have been enacted by the government (or any governmental agency) of the United States or any state, municipality or other political subdivision thereof that makes the consummation of any of the transactions contemplated by this Agreement illegal.

                                   ARTICLE VI

                     CONDITIONS TO THE COMPANY'S OBLIGATIONS

         The obligation of the Company to issue and sell the Common Shares under this Agreement is subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:

         Section 6.1 Accuracy of Representations and Warranties. All representations and warranties of each Investor contained herein shall be true in all material respects on and as of the Closing Date as if made on and as of the Closing Date.

         Section 6.2 Investors' Performance. Each of the covenants and obligations that each of the Investors is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with in all material respects.

         Section 6.3 Employment Agreements. Simultaneously with the Closing, Bailey, Scott and Gardner shall be duly elected as Chief Executive Officer, President and Chief Operating Officer, respectively, of the Company and its subsidiary, The Bank, and shall enter into employment agreements with the Company in connection therewith.

         Section 6.4 Appointment of Director. Simultaneously with the Closing, Bailey shall be duly appointed to the Company's Board of Directors.

         Section 6.5 Separation Agreements. Simultaneously with the Closing, each of James A. Taylor and James A. Taylor, Jr. shall enter into a separation agreement with the Company.

         Section 6.6 Standstill Agreements. Simultaneously with the Closing, each of F. Hampton McFadden, Jr. and David R. Carter shall enter into a standstill agreement with the Company.

         Section 6.7 Opinion of Company's Counsel. The Company shall have received from Haskell Slaughter Young & Rediker, LLC, counsel to the Company, an opinion addressed to the Company, dated as of the Closing Date, the form and substance of which shall be acceptable to the Company.

         Section 6.8 Opinion of Company's Regulatory Counsel. The Company shall have received from Miller, Hamilton, Snider & Odom, LLC, regulatory counsel to the Company, an opinion addressed to the Company, dated as of the Closing Date, the form and substance of which shall be acceptable to the Company.

         Section 6.9 Blue Sky Memorandum. The Company shall have received from Haskell Slaughter Young & Rediker, LLC, counsel to the Company, a blue sky memorandum addressed to the Company, dated as of the Closing Date, the form and substance of which shall be acceptable to the Company.

         Section 6.10 Legal Investment. The purchase of the Common Shares to be purchased by each of the Investors hereunder shall be legally permitted by all laws and regulations to which each such Investor and the Company are subject.

         Section 6.11 Qualifications. All authorizations, approvals or permits of any governmental authority or regulatory body of the United States or of any state that are required in connection with the consummation of any of the transactions contemplated by this Agreement, if any, shall have been duly obtained and shall be effective on and as of the Closing Date.

         Section 6.12 Orders, Decrees or Injunctions. Neither the Company nor any of its subsidiaries, nor any of the Investors, shall be subject to any order, decree or injunction by a court of competent jurisdiction which prevents the consummation of any of the transactions contemplated by this Agreement.

         Section 6.13 Statutes, Rules or Regulations. No statute, rule or regulation shall have been enacted by the government (or any governmental agency) of the United States or any state, municipality or other political subdivision thereof that makes the consummation of any of the transactions contemplated by this Agreement illegal.


                                  ARTICLE VII

                            RESTRICTIONS ON TRANSFER


         The Common Shares shall not be transferable except upon the conditions specified in this Article VII, which are intended to ensure compliance with the provisions of the Securities Act in respect of the transfer of any Common Shares.

         Section 7.1 Restrictive Legends. In addition to any other legend required by applicable law, each certificate representing Common Shares shall (unless otherwise permitted by the provisions of this Article VII) be stamped or otherwise imprinted with a legend in substantially the following form:

         "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE TRANSFERRED, OFFERED, PLEDGED, SOLD OR OTHERWISE DISPOSED OF EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER THEREOF OR ANY SUBSIDIARY THEREOF, (B) TO A "QUALIFIED INSTITUTIONAL BUYER" IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE COMPANY A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH

         LETTER CAN BE OBTAINED FROM THE COMPANY), (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT THERETO, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT."

         Section 7.2 Notice of Proposed Transfers.


                  (a) The holder of Common Shares bearing a restrictive legend set forth in Section 7.1 above ("Restricted Securities"), by acceptance thereof, agrees that, unless such Restricted Securities have been registered or qualified under the Securities Act and applicable state securities laws, prior to any transfer or attempted transfer of such Restricted Securities, in whole or in part, such holder will give the Company (a) written notice describing the proposed transfer of such Restricted Securities in reasonable detail, (b) certification that the proposed transferee of such Restricted Securities is either a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act or an "accredited investor" within the meaning of Rule 501 under the Securities Act, (c) such other information about the proposed transfer of such Restricted Securities or the proposed transferee of such Restricted Securities as the Company may request and (d) in connection with any transfer of any Restricted Securities other than (i) any transfer pursuant to an effective registration statement or (ii) any transfer to a qualified institutional buyer, the Company may require that the transferor of any such Restricted Securities provide to the Company an opinion of counsel selected by the transferor (which may include in-house counsel of a transferor), which counsel shall be and the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such Restricted Securities under the Securities Act or any state securities laws. In addition, if the holder of the Restricted Securities delivers to the Company an opinion of counsel that subsequent transfers of such Restricted Securities will not require registration under the Securities Act, the Company will cause the transfer agent promptly after such contemplated transfer to deliver new certificates for such Restricted Securities that do not bear the legend set forth in Section 7.1 above. If the foregoing conditions entitling the holder to effect a proposed transfer of such Restricted Securities without registration under the Securities Act have not been satisfied, the holder shall not transfer the Restricted Securities, and the Company will cause the transfer agent not to transfer any Restricted Securities on its books or issue any certificates representing such Restricted Securities. Any purported transfer not in accordance with the terms hereof shall be void. The restrictions imposed by this
Section 7.2 upon the transferability of any particular Restricted Securities shall cease and terminate when such Restricted Securities have been sold pursuant to an effective registration statement under the Securities Act or transferred pursuant to Rule 144 promulgated under the Securities Act. The holder of any Restricted Securities as to which such restrictions shall have terminated shall be entitled to receive from the Company, without expense, a new certificate representing Common Shares that does not bear the restrictive legend set forth above and does not contain any other reference to the restrictions imposed by this Section 7.2. As used in this Section 7.2, the term "transfer" encompasses any sale, transfer, pledge or other disposition of any Common Shares referred to herein.

                  (b) No Restricted Security may be transferred to any person unless the transferee thereof executes a written agreement, in form and substance reasonably acceptable to the Company, agreeing to be bound by the provisions of this Article VII.


                                  ARTICLE VIII

                      AGREEMENTS AND CONSENTS OF INVESTORS


         Each Investor agrees with the Company that:

                  (a) notwithstanding anything to the contrary contained or implied herein, the Company shall not be obligated to issue to the Investors in the aggregate, any Common Shares in an amount which would equal or exceed five percent (5%) of the total voting power of the Company upon consummation of the transactions contemplated hereby;

                  (b) the Company may, in its sole discretion, decline to issue any of the Common Shares to any Investor if, in the reasonable opinion of the Company, such Investor is required to obtain prior clearance or approval of such transaction from any governmental bank regulatory authority and satisfactory evidence of such approval or clearance has not been presented to the Company by the Closing Date; and

                  (c) the Company may rely upon and disclose the terms of this Agreement; each Investor consents to disclosure concerning such Investor in any filing or disclosures of the Company required by law or regulation.


                                   ARTICLE IX

                                 INDEMNIFICATION


         Section 9.1 Indemnification by the Company. The Company (for purposes of this Section 9.1 and, to the extent applicable, Section 9.3, the "Indemnitor"), shall indemnify, defend and hold each of the Investors (to the extent applicable, each of the foregoing being herein referred to for purposes of Section 9.3 as an "Indemnified Person"), harmless from and against any and all liabilities, losses, claims, damages, suits, costs, deficiencies and expenses (including reasonable attorneys' fees and disbursements through appeal) arising from, by reason of or resulting from any (i) breach by the Indemnitor of any representation, warranty, agreement or covenant contained in this Agreement and each document or other instrument furnished or to be furnished by the Indemnitor hereunder, and (ii) claim by any person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such person with the Indemnitor in connection with any of the transactions contemplated by this Agreement.

         Section 9.2 Indemnification by the Investors. Each of the Investors (for purposes of this Section 9.2 and, to the extent applicable, Section 9.3, each of the foregoing being herein referred to as an "Indemnitor"), shall indemnify, defend and hold the Company and each of the Company's officers, directors, agents, employees and shareholders (to the extent applicable, each of the foregoing being herein referred to for purposes of Section 9.3 as an "Indemnified Person"), harmless from against any and all liabilities, losses, claims, damages, actions, suits, costs, deficiencies and expenses (including reasonable attorneys' fees and disbursements through appeal) arising from, by reason of or resulting from any (i) breach by the Indemnitor of any representation, warranty, agreement or covenant contained in this Agreement and each document or other instrument furnished or to be furnished by the Indemnitor hereunder, and (ii) claim by any person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such person with any of the Indemnitors in connection with any of the transactions contemplated by this Agreement.

         Section 9.3 Indemnification Procedure. Within 60 days after an Indemnified Person receives written notice of the commencement of any action or other proceeding in respect of which indemnification or reimbursement may be sought hereunder, or within such lesser time as may be provided by law for the defense of such action or other proceeding, such Indemnified Person shall notify the Indemnitor thereof. If any such action or other proceeding shall be brought against any Indemnified Person, the Indemnitor shall, upon written notice, given within a reasonable time following receipt by the Indemnitor of such notice from the Indemnified Person, be entitled to assume the defense of such action or other proceeding with counsel chosen by the Indemnitor and reasonably satisfactory to the Indemnified Person; provided, however, that any Indemnified Person may at his or its, as the case may be, own expense retain separate counsel to participate in such defense. Notwithstanding the foregoing, an Indemnified Person shall have the right to employ separate counsel at the Indemnitor's expense and to control its own defense of such action or proceeding if, in the reasonable opinion of counsel to such Indemnified Person, (i) there are or may be legal defenses available to such Indemnified Person or to other Indemnified Persons that are different from or additional to those available to the Indemnitor and which could not be adequately advanced by counsel chosen by the Indemnitor, or (ii) a conflict or potential conflict exists between the Indemnitor and such Indemnified Person that would make such separate representation advisable; provided, however, that in no event shall the Indemnitor be required to pay fees and expenses hereunder for more than one firm of attorneys in a jurisdiction in any one action or other proceeding or group of related actions or other proceedings. The Indemnitor shall not, without the prior written consent of any Indemnified Person, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action or other proceeding to which such Indemnified Person is a party unless such settlement, compromise or consent includes an unconditional release of such Indemnified Person from all liability arising or potentially arising from or by reason of such claim, action or other proceeding.

                                   ARTICLE X

                                  MISCELLANEOUS


         Section 10.1 Termination of Agreement. This Agreement may be terminated and the transactions contemplated herein abandoned by the written agreement of the Company and each Investor.

         Section 10.2 Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the entire agreement among the parties hereto and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof, except with respect to the Registration Rights Agreement and the Escrow Agreement.

         Section 10.3 Severability. Any provision of this Agreement that is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or lack of authorization without invalidating the remaining provisions hereof or affecting the validity, unenforceability or legality of such provision in any other jurisdiction.

         Section 10.4 Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, and their respective successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         Section 10.5 Assignability. This Agreement shall not be assignable by any Investor without the prior written consent of the Company, which consent may be withheld in the sole and complete discretion of the Company.

         Section 10.6 Amendment; Waiver. No provision of this Agreement may be amended, waived or otherwise modified except by an instrument in writing executed by the parties hereto.

         Section 10.7 Headings. The headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

         Section 10.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         Section 10.9 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of Alabama.

         Section 10.10 Notices and Payments. All notices, requests, demands and other communications hereunder shall be in writing and, except to the extent otherwise provided in this Agreement, shall be deemed to have been duly given if delivered by same day or next day courier or mailed, first class postage prepaid, or transmitted by telegram, telex or facsimile (i) if to an Investor, at such Investor's address appearing below such Investor's name on the signature page hereto or at any other address such Investor may have provided in writing to the Company and (ii) if to the Company, at The Banc Corporation, 17 North 20th Street, Birmingham, Alabama 35203, Attention: General Counsel, facsimile: (205) 327-3479, or such other address as the Company may have furnished to the Investors in writing. A notice hereunder shall be deemed to have been given on the day such notice is sent or transmitted, provided, however, that if such notice is sent by next-day courier it shall be deemed to have been given the day following sending and, if by registered mail, five days following sending.

         Section 10.11 Survival. Each of the representations, warranties, covenants and agreements made by the Company and each of the Investors pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

         Section 10.12 Further Assurances. The parties hereto do hereby agree
(i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents and (iii) to do such other acts and things, all as each of the other parties hereto may reasonably request for the purpose of carrying out the intent of this Agreement.

         Section 10.13 Fees and Expenses. The parties hereto shall each bear their own respective costs and expenses in connection with the transactions contemplated hereby.

Section 10.14 No Rule of Construction. The parties hereto acknowledge that this Agreement was mutually prepared and that all parties have read and negotiated the language used in this Agreement. The parties agree that, because all parties participated in negotiating and drafting this Agreement, no rule of construction shall apply to this Agreement which construes ambiguous language in favor of or against any party by reason of that party's role in drafting this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                      The Banc Corporation


                                      By: /s/ Michael E. Stephens
                                           ------------------------------------

                                      Name: Michael E. Stephens
                                            -----------------------------------

                                      Title: Chairman of the Special Negotiating
                                             Committee of the Board of Directors
                                             of The Banc Corporation
                                             ----------------------------------

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                             /s/ C. Stanley Bailey
                                ------------------------------------------------
                                               C. Stanley Bailey

                                Address:
                                           -------------------------------------

                                           -------------------------------------

                                           -------------------------------------

                                Telephone:
                                           -------------------------------------

                                Facsimile:
                                           -------------------------------------

                                Number of Common Shares to be Purchased: 12,239
                                                                         -------

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                Colonial Bank, N.A., Trustee,
                                IRA of C. Stanley Bailey


                                By:
                                      ------------------------------------------

                                Name:
                                      ------------------------------------------

                                Its:
                                      ------------------------------------------

                                Address:
                                           -------------------------------------

                                           -------------------------------------

                                           -------------------------------------

                                Telephone:
                                           -------------------------------------

                                Facsimile:
                                           -------------------------------------

                                Number of Common Shares to be Purchased: 132,190
                                                                         -------

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                Miller, Hamilton, Snider & Odom, LLC,
                                escrow agent FBO C. Stanley Bailey


                                By:   /s/ Wendi M. Brown
                                      ------------------------------------------

                                Name: Wendi M. Brown
                                      ------------------------------------------

                                Its:  Member
                                      ------------------------------------------

                                Address:
                                           -------------------------------------

                                           -------------------------------------

                                           -------------------------------------

                                Telephone:
                                           -------------------------------------

                                Facsimile:
                                           -------------------------------------

                                Number of Common Shares to be Purchased: 120,257
                                                                         -------

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                               /s/ Duane Bickings
                                ------------------------------------------------
                                                 Duane Bickings


                                Address:
                                          --------------------------------------

                                          --------------------------------------

                                          --------------------------------------

                                Telephone:
                                          --------------------------------------

                                Facsimile:
                                          --------------------------------------

                                Number of Common Shares to be Purchased: 12,239
                                                                         -------

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                Forest Hill Select Fund, LP


                                By:   /s/ Mark A. Lee
                                      ------------------------------------------

                                Name: Mark A. Lee
                                      ------------------------------------------

                                Its:  Manager/Mg. GP
                                      ------------------------------------------

                                Address:
                                           -------------------------------------

                                           -------------------------------------

                                           -------------------------------------
                                Telephone:
                                           -------------------------------------

                                Facsimile:
                                           -------------------------------------

                                Number of Common Shares to be Purchased: 396,266
                                                                         -------

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                Forest Hill Offshore, Ltd.


                                By:    /s/ Mark A. Lee
                                      ------------------------------------------

                                Name:  Mark A. Lee
                                      ------------------------------------------

                                Its:   Manager/Mg. GP
                                      ------------------------------------------

                                Address:
                                           -------------------------------------

                                           -------------------------------------

                                           -------------------------------------
                                Telephone:
                                           -------------------------------------

                                Facsimile:
                                           -------------------------------------

                                Number of Common Shares to be Purchased: 32,129
                                                                         -------

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                 /s/ Rick D. Gardner
                                ------------------------------------------------
                                                 Rick D. Gardner


                                Address:
                                          --------------------------------------

                                          --------------------------------------

                                          --------------------------------------

                                Telephone:
                                          --------------------------------------

                                Facsimile:
                                          --------------------------------------

                                Number of Common Shares to be Purchased: 61,199
                                                                         -------

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                                    David Hiden
                                ------------------------------------------------
                                                   David Hiden


                                Address:
                                          --------------------------------------

                                          --------------------------------------

                                          --------------------------------------

                                Telephone:
                                          --------------------------------------

                                Facsimile:
                                          --------------------------------------

                                Number of Common Shares to be Purchased: 6,119
                                                                         -----

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                              /s/ C. Marvin Scott
                                ------------------------------------------------
                                                 C. Marvin Scott


                                Address:
                                          --------------------------------------

                                          --------------------------------------

                                          --------------------------------------

                                Telephone:
                                          --------------------------------------

                                Facsimile:
                                          --------------------------------------

                                Number of Common Shares to be Purchased:  13,288
                                                                         -------

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                Miller, Hamilton, Snider & Odom, LLC,
                                escrow agent FBO C. Marvin Scott


                                By:    /s/ Wendi M. Brown
                                      ------------------------------------------

                                Name:  Wendi M. Brown
                                      ------------------------------------------

                                Its:   Member
                                      ------------------------------------------

                                Address:
                                           -------------------------------------

                                           -------------------------------------

                                           -------------------------------------

                                Telephone:
                                           -------------------------------------

                                Facsimile:
                                           -------------------------------------

                                Number of Common Shares to be Purchased: 139,710
                                                                         -------